UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 12, 2024
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On January 12, 2024, Hagerty Insurance Holdings, Inc. ("Holdings"), a subsidiary of Hagerty, Inc. ("Hagerty"), entered into a Stock Purchase Agreement (the "Agreement") with Everspan Insurance Company, an Arizona corporation ("Everspan"), whereby Holdings agreed to acquire all of the issued and outstanding capital stock of Consolidated National Insurance Company, a Colorado-domiciled insurance company ("CNIC"), held by Everspan (the "Transaction").

Pursuant to the terms of the Agreement, Holdings agreed to pay approximately $18.4 million to acquire all of the issued and outstanding capital stock of CNIC, subject to upward or downward adjustment in accordance with the terms of the Agreement.

CNIC is Hagerty's new carrier platform allowing it to continue to drive high rates of written premium growth and retention of underwriting profits by:

•Continuing the evolution of the Hagerty ecosystem to incorporate a direct underwriting carrier model to better control underwriting profit within Hagerty;
•Removing frictional costs to create more value for customers leveraging the Company’s high growth, differentiated brokerage platform, and;
•Widening the aperture with new products and new coverage offerings to fill an underserved segment of the classic and enthusiast vehicle market where penetration is low today.

The closing price is comprised of approximately $10 million for the approved state licenses and $8 million for the expected capital and surplus. The closing of the Transaction is subject to customary closing conditions, including obtaining regulatory approval from the Colorado Division of Insurance (such request for approval having been filed on February 12, 2024). Subject to the satisfactory completion of closing conditions, the closing of the Transaction is expected to close during the second quarter of 2024.

On February 12, 2024, the Company posted presentation slides announcing the Transaction to the Investor Relations portion of the Company's website. A copy of the presentation slides is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect the Company’s current expectations and projections with respect to its expected future business and financial performance, including, among other things, the anticipated purchase price of the Transaction and the anticipated closing date of the Transaction. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other things, (i) the ability to obtain the regulatory approvals necessary for the Transaction, on the anticipated timing or at all; (ii) the ability to satisfy the closing conditions for the Transaction, on the anticipated timing or at all; (iii) changes in the anticipated timing for closing the Transaction; (iv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; (v) effects on the business as a result of uncertainty surrounding the proposed Transaction; (vi) diversion of management time from ongoing business operations due to the Transaction; (vii) the risk of any unexpected costs or expenses resulting from the Transaction; (viii) the risk of litigation and/or regulatory actions related to the Transaction; and (ix) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by the Company.

The forward-looking statements herein represent the judgment of the Company as of the date of this Current Report on Form 8-K and the Company disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This Current Report on Form 8-K should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Presentation slides, dated February 12, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana Chafey
Date: February 12, 2024	Diana Chafey
Chief Legal Officer and Corporate Secretary